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Exhibit 3.14

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
HUNTSMAN ADVANCED MATERIALS LLC

        1.     The name of the limited liability company is Huntsman Advanced Materials LLC.

        2.     The Certificate of Formation of the limited liability company is hereby amended as follows:

            SECOND:    The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 30th day of November, 2006.

HUNTSMAN ADVANCED MATERIALS LLC
By:	Huntsman Advanced Materials Holdings LLC, its sole member
	By:	/s/ SAMUEL D. SCRUGGS
		Name:	Samuel D. Scruggs
		Title:	Executive Vice President, General Counsel and Secretary

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CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION OF HUNTSMAN ADVANCED MATERIALS LLC